UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 16, 2007

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware

(State or other Jurisdiction of Incorporation)

333-87968	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement entered into on the same day, on January 16, 2007 CenterStaging Corp. (the “Company”) issued and sold in a private placement to two institutional investors (the “Purchasers”) for an aggregate purchase price of $3,000,000: (i) 10% Convertible Debentures due December 31, 2008 (the “Debentures”) in the principal amount of $3,000,000 and (ii) warrants to purchase 3,000,000 shares of the Company’s common stock for $1.10 per share (the “Investor Warrants”). The Company also entered into a Registration Rights Agreement with the Purchasers.

The Securities Purchase Agreement

The Securities Purchase Agreement contains a number of covenants by the Company. Of the net proceeds of the offering, the Company may use $1,200,000 to pay debt (provided that no more than $500,000 can be used to pay debt held by affiliates of the Company) with the balance for working capital. With the exception of certain exempt issuances, the Purchasers have a right of first refusal to participate in financing transactions of the Company through December 31, 2008 and the Company may not issue common stock or common stock equivalents until 90 days after the effective date of the registration statement registering the resale of the shares of common stock underlying the Debentures and the Warrants, unless such common stock or common stock equivalents are issued for cash consideration prior to the filing of such registration statement.

The Debentures

The Debentures are unsecured and bear interest at 10% per annum, payable quarterly commencing on July 1, 2007. Under certain circumstances and conditions the Company may pay interest with shares of the common stock. The Company may not prepay the Debentures without the prior written consent of the Purchasers. The Debentures are convertible into common stock at any time at an initial conversion price of $1.00 per share. If the Company issues common stock at a price less than the then effective conversion price, or common stock equivalents with an exercise or conversion price less than the then effective conversion price, the conversion price will be reduced to such price. The Debentures contain certain covenants of the Company, including that without the consent of the holders of a majority in principal amount of the Debentures, the Company may not incur indebtedness other than permitted indebtedness and may not repurchase its stock or pay cash dividends. If the Company defaults under the Debentures, the Purchasers may accelerate the Debentures and the Company will be obligated to pay the sum of (i) the greater of (A) 120% of outstanding principal amount plus accrued but unpaid interest or (B) the outstanding principal amount plus accrued but unpaid interest under the Debenture divided by the then effective Conversion Price multiplied by the market price and (ii) all liquidated damages and other amounts owed by the Company to the Purchaser.

Warrants

The Investor Warrants are exercisable at any time and expire December 31, 2009. The exercise price of the Investor Warrants and the Placement Agent Warrant, defined below, (collectively the “Warrants”) is subject to reduction similar to the reduction in the conversion price of the Debentures. The holder of the Warrants may make a “net” or “cashless” exercise of the Warrants after January 16, 2008 if at the time of exercise there is no effective registration statement covering resale of the shares underlying the Warrants.

Beneficial Ownership Limitation

The Debentures and the Warrants contain a beneficial ownership limitation provision that precludes any Purchaser from converting its Debentures or from exercising its Warrants if, as a result of such conversion of exercise, the Purchaser would own beneficially more than 4.99% of the Company’s outstanding common stock. The beneficial ownership limitation provisions may be waived by each Purchaser, at the election of such Purchaser, upon not less than 61 days’ prior notice to the Company, to change the beneficial ownership limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of a Debenture and/or Warrant.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (“SEC”), on or before March 22, 2007, a registration statement covering the resale of all of the shares of common stock issuable upon exercise of the Warrants and conversion of the Debentures. If the registration statement is not declared effective by the SEC on the earlier of (1) five days after notice by the SEC that the registration statement may be declared effective or (2)(i) the 90th day from the closing date (if the registration statement is not reviewed by the SEC) or (ii) by the 120th day from the closing date (if the registration statement is reviewed by the SEC), the Company will be subject to the payment of specified liquidated damages to the Purchasers. The Company may also be required, under certain circumstances, to pay the Purchasers specified liquidated damages if it is unable to maintain the effectiveness of the registration statement.

Placement Agent

HPC Capital Management Corp. acted as the exclusive placement agent in the transaction, and received a fee of $300,000 (10% of the gross proceeds) and a warrant to purchase 150,000 shares of the Company’s common stock (the “Placement Agent Warrant”). The Placement Agent Warrant is substantially identical to the Investor Warrants except that it expires December 31, 2011.

Documents

Copies of the Securities Purchase Agreement, the form of Debentures, the form of Warrants, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

ITEM 3.02 Unregistered Sales of Equity Securities.

In October 2006 the Company issued an aggregate of 594,368 shares of common stock to three accredited investors for prices ranging from $1.00 to $1.50 per share and total purchase price of $609,368.

On November 27, 2007, the Company issued to an accredited investor for $400,000: (i) 400,000 shares of common stock and (ii) a three-year warrant for 400,000 shares at an exercise price of $2.00.

On January 16, 2007 the Company issued to two accredited investors for an aggregate purchase price of $3,000,000 (i) Debentures in the principal amount of $3,000,000 and (ii) warrants to purchase 3,000,000 shares of common stock. HPC Capital Management Corp. acted as the exclusive placement agent in the transaction, and received a fee of $300,000 (10% of the gross proceeds) and a warrant to purchase 150,000 shares of the common stock. See Item 1.01 for a description of the Debentures and warrants, which information is incorporated herein by this reference.

The issuances of these securities above were exempt from registration under the Securities Act of 1933, pursuant of Section 4(2) of that Act as transactions not involving a public offering. The Company did not use any general solicitation or general advertising in connection with these sales. Each purchaser represented that he or she was acquiring the shares for investment purposes only and the Company placed appropriate restrictions on transfer on the shares issued.

ITEM 9.01  Financial Statements and Exhibits.

(c) Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTAGING, CORP

Date: January 19, 2007	By:	/s/ HOWARD LIVINGSTON
Howard Livingston, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Securities Purchase Agreement dated as of January 16, 2007, by and among CenterStaging Corp. and the Purchasers named therein, including all schedules thereto, the forms of Common Stock Purchase Warrant, 10% Convertible Debenture due December 31, 2008 and Escrow Agreement; Registration Rights Agreement as of January 16, 2007 among CenterStaging Corp. and the Purchasers named therein